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                                                                 EXECUTION COPY
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                             THE FONDA GROUP, INC.

                               -----------------



                             SERIES A AND SERIES B

                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2007


                               -----------------


                                   INDENTURE

                         Dated as of February __, 1997

                               -----------------


                               -----------------


                              THE BANK OF NEW YORK

                               -----------------

                                    Trustee







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

                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                Indenture Section

310  (a)(1)................................................          7.10
     (a)(2)................................................          7.10
     (a)(3) ...............................................          N.A.
     (a)(4)................................................          N.A.
     (a)(5)................................................          7.10
     (b) ..................................................          7.10
     (c) ..................................................          N.A.
311  (a) ..................................................          7.11
     (b) ..................................................          7.11
     (c) ..................................................          N.A.
312  (a) ..................................................          2.05
     (b) ..................................................         11.03
     (c) ..................................................         11.03
313  (a) ..................................................          7.06
     (b)(1) ...............................................          N.A.
     (b)(2) ...............................................    7.06; 7.07
     (c) ..................................................   7.06; 11.02
     (d) ..................................................          7.06
314  (a) ..................................................   4.03; 11.02
     (b) ..................................................          N.A.
     (c)(1) ...............................................         11.04
     (c)(2) ...............................................         11.04
     (c)(3) ...............................................          N.A.
     (d) ..................................................          N.A.
     (e) ..................................................         11.05
     (f) ..................................................          N.A.
315  (a) ..................................................       7.01(b)
     (b) ..................................................   7.05; 11.02
     (c) ..................................................       7.01(a)
     (d) ..................................................       7.01(c)
     (e) ..................................................          6.11
316  (a)(last sentence) ...................................          2.09
     (a)(1)(A).............................................          6.05
     (a)(1)(B) ............................................          6.04
     (a)(2) ...............................................          N.A.
     (b) ..................................................          6.07
     (c) ..................................................          N.A.
317  (a)(1) ...............................................          6.08
     (a)(2)................................................          6.09
     (b) ..................................................          2.04
318  (a)...................................................          N.A.
     (b)...................................................          N.A.
     (c)...................................................         11.01
N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.........................................  1

     Section 1.01       Definitions...........................................................  1
     Section 1.02.      Other Definitions..................................................... 12
     Section 1.03.      Incorporation by Reference of Trust Indenture Act..................... 13
     Section 1.04.      Rules of Construction................................................. 13

ARTICLE 2  THE SENIOR SUBORDINATED NOTES...................................................... 14

     Section 2.01.      Form and Dating....................................................... 14
     Section 2.02.      Execution and Authentication.......................................... 14
     Section 2.03.      Registrar and Paying Agent............................................ 15
     Section 2.04.      Paying Agent to Hold Money in Trust................................... 15
     Section 2.05.      Holder Lists.......................................................... 16
     Section 2.06.      Transfer and Exchange................................................. 16
     Section 2.07.      Replacement Senior Subordinated Notes................................. 21
     Section 2.08.      Outstanding Senior Subordinated Notes................................. 22
     Section 2.09.      Treasury Senior Subordinated Notes.................................... 22
     Section 2.10.      Temporary Senior Subordinated Notes................................... 22
     Section 2.11.      Cancellation.......................................................... 23
     Section 2.12.      Defaulted Interest.................................................... 23
     Section 2.13.      CUSIP Number.......................................................... 23

ARTICLE 3  REDEMPTION AND PREPAYMENT.......................................................... 23

     Section 3.01.      Notices to Trustee.................................................... 23
     Section 3.02.      Selection of Senior Subordinated Notes to Be Redeemed................. 24
     Section 3.03.      Notice of Redemption.................................................. 24
     Section 3.04.      Effect of Notice of Redemption........................................ 25
     Section 3.05.      Deposit of Redemption Price........................................... 25
     Section 3.06.      Senior Subordinated Notes Redeemed in Part............................ 25
     Section 3.07.      Optional Redemption................................................... 25
     Section 3.08.      Mandatory Redemption.................................................. 26
     Section 3.09.      Repurchase Offers..................................................... 26

ARTICLE 4  COVENANTS.......................................................................... 28

     Section 4.01.      Payment of Senior Subordinated Notes.................................. 28
     Section 4.02.      Maintenance of Office or Agency....................................... 29
     Section 4.03.      Reports............................................................... 29
     Section 4.04.      Compliance Certificate................................................ 29
     Section 4.05.      Taxes................................................................. 30
     Section 4.06.      Stay, Extension and Usury Laws........................................ 30
     Section 4.07.      Restricted Payments................................................... 31
     Section 4.08.      Dividend and Other Payment Restrictions Affecting
                        Subsidiaries.......................................................... 32
     Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock............ 33
     Section 4.10.      Asset Sales........................................................... 34
     Section 4.11.      Transactions with Affiliates.......................................... 35
     Section 4.12.      Liens................................................................. 36
     Section 4.13.      Corporate Existence................................................... 36
     Section 4.14.      Offer to Repurchase Upon Change of Control............................ 36


     Section 4.15.      Issuances and Sales of Capital Stock of Restricted
                        Subsidiaries.......................................................... 37
     Section 4.16.      Other Senior Subordinated Debt........................................ 38
     Section 4.17.      Subsidiary Guarantees................................................. 38
     Section 4.18.      Payments for Consent.................................................. 38

ARTICLE 5  SUCCESSORS......................................................................... 38

     Section 5.01.      Merger, Consolidation, or Sale of Assets.............................. 38
     Section 5.02.      Successor Corporation Substituted..................................... 39

ARTICLE 6  DEFAULTS AND REMEDIES ............................................................. 39

     Section 6.01.      Events of Default..................................................... 39
     Section 6.02.      Acceleration.......................................................... 40
     Section 6.03.      Other Remedies........................................................ 41
     Section 6.04.      Waiver of Past Defaults............................................... 42
     Section 6.05.      Control by Majority................................................... 42
     Section 6.06.      Limitation on Suits................................................... 42
     Section 6.07.      Rights of Holders of Senior Subordinated Notes to Receive
                        Payment............................................................... 43
     Section 6.08.      Collection Suit by Trustee............................................ 43
     Section 6.09.      Trustee May File Proofs of Claim...................................... 43
     Section 6.10.      Priorities............................................................ 43
     Section 6.11.      Undertaking for Costs................................................. 44

ARTICLE 7  TRUSTEE ........................................................................... 44

     Section 7.01.      Duties of Trustee..................................................... 44
     Section 7.02.      Rights of Trustee..................................................... 45
     Section 7.03.      Individual Rights of Trustee.......................................... 46
     Section 7.04.      Trustee's Disclaimer.................................................. 46
     Section 7.05.      Notice of Defaults.................................................... 47
     Section 7.06.      Reports by Trustee to Holders of the Senior Subordinated
                        Notes................................................................. 47
     Section 7.07.      Compensation and Indemnity............................................ 47
     Section 7.08.      Replacement of Trustee................................................ 48
     Section 7.09.      Successor Trustee by Merger, etc...................................... 49
     Section 7.10.      Eligibility; Disqualification......................................... 49
     Section 7.11.      Preferential Collection of Claims Against the Company................. 49
     Section 7.12.      May Hold Senior Subordinated Notes.................................... 49
     Section 7.13.      Trustee's Application for Instructions from the Company............... 49

ARTICLE 8  LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................................... 50

     Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance.............. 50
     Section 8.02.      Legal Defeasance and Discharge........................................ 50
     Section 8.03.      Covenant Defeasance................................................... 50
     Section 8.04.      Conditions to Legal or Covenant Defeasance............................ 51
     Section 8.05.      Deposited Money and Government Securities to be Held in
                        Trust; Other Miscellaneous Provisions................................. 52
     Section 8.06.      Repayment to Company.................................................. 53
     Section 8.07.      Reinstatement......................................................... 53


ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER .................................................. 53

     Section 9.01.      Without Consent of Holders of Senior Subordinated Notes............... 53
     Section 9.02.      With Consent of Holders of Senior Subordinated Notes.................. 54
     Section 9.03.      Compliance with Trust Indenture Act................................... 55
     Section 9.04.      Revocation and Effect of Consents..................................... 55
     Section 9.05.      Notation on or Exchange of Senior Subordinated Notes.................. 56
     Section 9.06.      Trustee to Sign Amendments, etc....................................... 56

ARTICLE 10 SUBORDINATION...................................................................... 56

     Section 10.01.     Agreement to Subordinate.............................................. 56
     Section 10.02.     Certain Definitions................................................... 56
     Section 10.03.     Liquidation; Dissolution; Bankruptcy.................................. 57
     Section 10.04.     Default on Senior Debt................................................ 57
     Section 10.05.     Acceleration of Senior Subordinated Notes............................. 58
     Section 10.06.     When Distribution Must Be Paid Over................................... 58
     Section 10.07.     Notice................................................................ 59
     Section 10.08.     Subrogation........................................................... 59
     Section 10.09.     Relative Rights....................................................... 59
     Section 10.10.     Subordination May Not Be Impaired by Company.......................... 59
     Section 10.11.     Distribution or Notice to Representative.............................. 60
     Section 10.12.     Rights of Trustee and Paying Agent.................................... 60
     Section 10.13.     Authorization to Effect Subordination................................. 61
     Section 10.14.     Payment............................................................... 61
     Section 10.15.     Defeasance of this Article 10......................................... 61
     Section 10.16.     No Claims Against Subsidiaries........................................ 62
     Section 10.17.     Amendments............................................................ 62
     Section 10.18.     Trustee Not Fiduciary for Holders of Senior Debt...................... 62
     Section 10.19.     Rights of Trustee as Holder of Senior Debt; Preservation of
                        Trustee's Rights...................................................... 62

ARTICLE 11 MISCELLANEOUS...................................................................... 63

     Section 11.01.     Trust Indenture Act Controls.......................................... 63
     Section 11.02.     Notices............................................................... 63
     Section 11.03.     Communication by Holders of Senior Subordinated Notes with
                        Other Holders of Senior Subordinated Notes............................ 64
     Section 11.04.     Certificate and Opinion as to Conditions Precedent.................... 64
     Section 11.05.     Statements Required in Certificate or Opinion......................... 64
     Section 11.06.     Rules by Trustee and Agents........................................... 65
     Section 11.07.     "Trustee" To Include Paying Agent..................................... 65
     Section 11.08.     No Personal Liability of Directors, Officers, Employees and
                        Stockholders.......................................................... 65
     Section 11.09.     Governing Law......................................................... 65
     Section 11.10.     No Adverse Interpretation of Other Agreements......................... 65
     Section 11.11.     Successors............................................................ 65
     Section 11.12.     Severability.......................................................... 65
     Section 11.13.     Counterpart Originals................................................. 66
     Section 11.14.     Table of Contents, Headings, etc...................................... 66


ARTICLE 12 GUARANTEE OF SENIOR SUBORDINATED NOTES............................................. 66

     Section 12.01.     Execution and Delivery of Subsidiary Guarantee........................ 66
     Section 12.02.     Subordination of Guarantee; Guarantors May Consolidate, etc.,
                        on Certain Terms...................................................... 66


                                    EXHIBITS


Exhibit A      FORM OF SENIOR SUBORDINATED NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFEROR
Exhibit C      FORM OF SUBSIDIARY GUARANTEE
Exhibit D      FORM OF SUPPLEMENTAL INDENTURE AND
               AMENDMENT SUBSIDIARY GUARANTEE

    INDENTURE, dated as of February 27, 1997, between The Fonda Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Series A Senior Subordinated Notes due 2007 (the "Series A Senior Subordinated Notes") and the 9 1/2% Series B Senior Subordinated Notes due 2007 (the "Series B Senior Subordinated Notes" and, together with the Series A Senior Subordinated Notes, the "Senior Subordinated Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01  DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar or Paying Agent.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and 5.01 hereof and not by Section 4.10 hereof) and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries whether in a single transaction or a series of related transactions that have a fair market value in excess of $1.0 million or for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary and (ii) a Restricted Payment that is permitted by Section 4.07 hereof, will not be deemed to be Asset Sales.

         "Bank Credit Facility" means (i) that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of February __, 1997, among the Company, IBJ Schroder Bank & Trust Company, as agent and lender, and the other lenders, and providing for up to $50 million of revolving credit borrowing with a final maturity date of March 31, 2000, (ii) each instrument pursuant to which the Obligations under the agreement described in clause (i) above are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iii) each instrument now or hereafter evidencing, governing, guaranteeing or securing any Indebtedness under any agreements described in clause (i) or (ii) above, in each case, as modified, amended, restated or supplemented from time to time.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a division of McGraw-Hill and in each case maturing within one year after the date of acquisition.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) other than the Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the voting power of the voting stock of the Company than at that time is beneficially owned by the Principals, or (iv) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended, directly or indirectly, to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equityholders of such Person and its Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to the Board of Directors with the approval of at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Notes" means Senior Subordinated Notes that are in the form of the Senior Subordinated Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

         "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Debt" of any Person means such Person's Obligations under the Bank Credit Facility and any other Senior Debt of such Person permitted to be incurred by such Person under the terms of this Indenture, the principal amount of which is $10.0 million or more and that has been designated by the Board of Directors of such Person as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature.

         "Eligible Institution" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered, has combined capital and surplus in excess of $500 million, conducts banking operations in the State of New York and whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Subordinated Notes for Series A Senior Subordinated Notes.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior to the Calculation Date shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments on any series of preferred stock of such Person, other than dividend payments on preferred stock of the Company paid solely in additional shares of such preferred stock times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Note" means a Senior Subordinated Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Subordinated Note attached hereto as Exhibit A.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Senior Subordinated Note is registered.

         "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) in which case the amount of such Indebtedness shall be deemed to be the lesser of (a) the amount of such Indebtedness and (b) the fair market value of the asset that secures such Indebtedness, (iii) Disqualified Stock of such Person, (iv) preferred stock of any Restricted Subsidiary of such Person (other than Preferred Stock held by such Person or any of its Wholly Owned Restricted Subsidiaries) and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time, in accordance with the terms hereof.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting of common equity securities of the Company or such Restricted Subsidiary shall not be deemed to be an Investment.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Make-Whole Premium" with respect to a Senior Subordinated Note means an amount equal to the greater of (i) 104.75% of the outstanding principal amount of such Senior Subordinated Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on March 1, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Senior Subordinated Note.

         "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), (c) or constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Subordinated Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Note Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the sale of the Company's 9 1/2% Series A Senior Subordinated Notes including the Guarantee thereof, if any, pursuant to the Purchase Agreement.

         "Offering Memorandum" means the offering memorandum of the Company dated February 24, 1997, with respect to the Series A Subordinated Notes.

         "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person if, as a result of such Investment, (x) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (y) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; and (v) a $2.6 million loan to Creative Expressions Group, Inc., as in effect on the date of this Indenture, as such loan may be amended or refinanced in a manner not adverse to the Company or the Holders of the Senior Subordinated Notes.

         "Permitted Liens" means (i) Liens securing the Senior Debt of the Company and its Restricted Subsidiaries; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness permitted by clause (iv) (including Capital Lease Obligations) of the second paragraph of Section 4.09 hereof, covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture excluding Liens on Indebtedness to be repaid with the proceeds of the Offering; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Restricted Subsidiary; (x) renewals or refundings of any Liens referred to in clauses
(iii) through (ix) above; provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced; and (xi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principals" means Dennis Mehiel, his lineal descendants, and any trust, corporation, partnership, limited liability company, association or other entity in which Dennis Mehiel and/or his lineal descendants hold at least 80% of the total, combined outstanding voting power or similar controlling interest.

         "Public Offering" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in net proceeds of at least $35 million of the Company.

         "Purchase Agreement" means the Purchase Agreement, dated as of February 24, 1997, by and among the Company and the other parties named on the signature pages thereof, with respect to the Offering.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" of any Person means (i) any Indebtedness of such Person incurred under the Bank Credit Facility, (ii) Indebtedness of a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financings and (iii) any other Indebtedness permitted to be incurred by such Person under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of such Person. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by such Person, (b) any Indebtedness of such

Person to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantee in substantially the form attached hereto as Exhibit C, executed by the Guarantors in accordance with
Section 12.01 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
[section][section] 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

         "Treasury Rate" means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life of the series of Senior Subordinated Notes for which a Make-Whole Premium is being calculated; provided, however, that if the average life of such note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Senior Subordinated Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as "Trustee" in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (e) has at least one member of its Board of Directors who is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer who is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.
                                                                   Defined in
                  Term                                              Section
           "Affiliate Transaction"..............................     4.11
           "Asset Sale Offer"...................................     4.10
           "Change of Control Offer"............................     3.09
           "Change of Control Payment"..........................     4.14
           "Change of Control Redemption".......................     3.07
           "Covenant Defeasance"................................     8.03
           "Event of Default"...................................     6.01
           "Excess Proceeds"....................................     4.10
           "Excess Proceeds Offer Triggering Event".............     4.10
           "incur"..............................................     4.09
           "Legal Defeasance" ..................................     8.02
           "Offer Amount".......................................     3.09
           "Offer Period".......................................     3.09

           "Paying Agent".......................................     2.03
           "Payment Default"....................................     6.01
           "Purchase Date"......................................     3.09
           "Registrar"..........................................     2.03
           "Repurchase Offer"...................................     3.09
           "Restricted Payments"................................     4.07
           "Subsidiary Guarantee"...............................    12.01
           "Supplemental Indenture".............................    12.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Senior Subordinated Notes;

         "indenture security holder" means a Holder of a Senior Subordinated
Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Senior Subordinated Notes means the Company, a Guarantor, if any, on the Senior Subordinated Notes as provided for under
Section 12.01 hereof and any successor obligor upon the Senior Subordinated
Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                         THE SENIOR SUBORDINATED NOTES

SECTION 2.01.  FORM AND DATING.

         The Senior Subordinated Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Senior Subordinated Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Senior Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Subordinated Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Subordinated Notes and may be in facsimile form.

         If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated Note is authenticated, the Senior Subordinated Note shall nevertheless be valid.

         A Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Senior Subordinated Notes shall be substantially as set forth in Exhibit A attached hereto.

         The Trustee shall, upon a written order of the Company signed by an Officer and delivered to the Trustee, authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Subordinated Notes. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Notes. An authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes, the names and addresses of the Holders and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest on Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Notes, and such Paying Agent will notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Trustee may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. The Company, at any time, may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as

Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Subordinated Notes.

SECTION 2.05.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA [section] 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes, including the aggregate principal amount of Senior Subordinated Notes held by each thereof, and the Company shall otherwise comply with TIA [section] 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

             (x) to register the transfer of the Definitive Notes; or

             (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney-in-fact, duly authorized in writing; and

                 (ii) in the case of a Definitive Note that is a Transfer
                      Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                      (B) if such Transfer Restricted Security is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (2) pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act (and based upon an Opinion of Counsel if the Company or the Trustee so request) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or

                      (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B attached hereto) to the effect that such Definitive
               Note is being transferred by such Holder either (x) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (y) based upon an Opinion of Counsel from such Holder to the transferee reasonably acceptable to the Company and to the Registrar, pursuant to another exemption from the registration requirements of the Securities Act; and

         (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Senior Subordinated Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Senior Subordinated Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and make available for delivery to the Note Custodian a new Global Note in the appropriate aggregate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

         (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the
                   Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B attached hereto); or

               (B) if such beneficial interest is being transferred (1) to a
                   "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (2) pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act (and based on an Opinion of Counsel if the Company or the Trustee so request) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto); or

               (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

         (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Subordinated Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

         (i) the Depositary for the Senior Subordinated Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, at its sole discretion elects to cause the issuance of Definitive Notes under this Indenture, then (1) the Company shall so notify the Trustee in writing, (2) the Trustee shall cause the Note Custodian to deliver the Global Note held by the Depositary to the Trustee and upon receipt thereof shall cancel such Global Notes and (3) the Company shall issue, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

         (g) Legends.

             (i)  Except as permitted by the following paragraphs (ii) and
                  (iii), each Senior Subordinated Note certificate evidencing Global Notes and Definitive Notes (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

             (ii) Upon any sale or transfer of a Transfer Restricted Security
                  (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B attached hereto).

              (iii) Notwithstanding the foregoing, upon consummation of the
                    Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, Series B Senior Subordinated Notes in exchange for Series A Senior Subordinated Notes accepted for exchange in the Exchange Offer, which Series B Senior Subordinated Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Senior Subordinated Notes, in each case unless the Holder of such Series A Senior Subordinated Notes is either (A) a broker-dealer who purchased such Series A Senior Subordinated Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Senior Subordinated Notes or
                    (C) a Person who is an affiliate (as defined in Rule 144) of the Company.

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Senior Subordinated Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

              (i)   General Provisions Relating to Transfers and Exchanges.

                    (A) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                    (B) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10,
                         4.14 and 9.05 hereof).

                    (C) Neither the Company nor the Registrar shall be required to register the transfer of or exchange any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

                    (D) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                    (E)  The Company shall not be required:

                         (x) to issue, to register the transfer of, or to
                             exchange Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section
                             3.02 hereof and ending at the close of business on the day of selection; or

                         (y) to register the transfer of, or to exchange any
                             Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part; or

                         (z) to register the transfer of, or to exchange a
                             Senior Subordinated Note between a record date and the next succeeding interest payment date.

                    (F) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

                    (G) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of
                         Section 2.02 hereof.

SECTION 2.07.   REPLACEMENT SENIOR SUBORDINATED NOTES.

         If any mutilated Senior Subordinated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Subordinated Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Company may charge for its expenses in replacing a Senior Subordinated Note.

         Every replacement Senior Subordinated Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Subordinated Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING SENIOR SUBORDINATED NOTES.

         The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Note.

         If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser.

         If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Upon a "legal defeasance" pursuant to Article 8 hereof, the Senior Subordinated Notes shall be deemed to be outstanding to the extent provided in the applicable section of Article 8 hereof.

SECTION 2.09.   TREASURY SENIOR SUBORDINATED NOTES.

         In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY SENIOR SUBORDINATED NOTES.

         Until definitive Senior Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes upon a written order of the Company signed by an Officer thereof. Temporary Senior Subordinated Notes shall be substantially in the form of definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes. Until such exchange, Holders of temporary Senior Subordinated Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

         The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Subordinated Notes (subject to the record retention requirements of the Exchange Act). The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest specified in Section
4.01 hereof in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   CUSIP NUMBER.

         The Company in issuing the Senior Subordinated Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

           If the Company is required to make an offer to repurchase Senior Subordinated Notes pursuant to the provisions of Section 3.09, 4.10 or 4.14 hereof, it shall furnish to the Trustee at least 45 days but not more than 60 days before a repurchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the repurchase shall occur, (ii) the repurchase date, (iii) the maximum principal amount of Senior Subordinated Notes to be repurchased together with CUSIP numbers, (iv) the repurchase price and (v) further setting forth a statement to the effect that (a) an Excess Proceeds Offer Triggering Event has occurred and the conditions set forth in
Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied.

SECTION 3.02.   SELECTION OF SENIOR SUBORDINATED NOTES TO BE REDEEMED.

         If less than all of the Senior Subordinated Notes are to be redeemed at any time, selection of Senior Subordinated Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed, or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Subordinated Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at its registered address. If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. On and after the redemption date, interest shall cease to accrue on Senior Subordinated Notes or portions thereof called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address.

         The notice shall identify the Senior Subordinated Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Subordinated Note;

         (d) the name and address of the Paying Agent;

         (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Senior Subordinated Notes and Section of this Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 10 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and that the text of such notice shall be prepared or approved by the Company.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Notes or portions thereof called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

         By 10:00 am on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money, in same-day funds, sufficient to pay the redemption price of and accrued interest on and Liquidated Damages, if any, and other premiums, if any, on all Senior Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on and Liquidated Damages, if any, and any other premiums, if any, on all Senior Subordinated Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, whether or not such Senior Subordinated Notes are presented for payment, interest shall cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption. If a Senior Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

SECTION 3.06.   SENIOR SUBORDINATED NOTES REDEEMED IN PART.

         Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

         (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Senior Subordinated Notes will not be redeemable at the Company's option prior to March 1, 2002. Thereafter, the Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

         YEAR                                PERCENTAGE

         2002.....................................................104.750%
         2003.....................................................103.166%
         2004.....................................................101.583%
         2005 and thereafter......................................100.0%

         (b) Notwithstanding the foregoing, at any time prior to March 1, 2000, the Company may redeem up to one-third in aggregate principal amount of Senior Subordinated Notes at a redemption price of 109.5% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of a Public Offering of Common Stock of the Company; provided that at least two-thirds in aggregate principal amount of the Senior Subordinated Notes originally issued under this Indenture remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days following the date of the closing of such Public Offering.

         (c) Upon the occurrence of a Change of Control prior to March 1, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "Change of Control Redemption"). The Company shall give not less than 30 nor more than 60 days' notice of such redemption within 30 days following a Change of Control.

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.   MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption, purchase, or sinking fund payments with respect to the Senior Subordinated Notes.

SECTION 3.09.   REPURCHASE OFFERS.

         In the event that the Company shall be required to commence an offer to all Holders to repurchase Senior Subordinated Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof (an "Asset Sale Offer"), or pursuant to Section
4.14 hereof (a "Change of Control Offer") the Company shall follow the procedures specified below.

         A Repurchase Offer shall commence no later than 10 Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.14(c) hereof) or an Excess Proceeds Offer Triggering Event, as the case may be, and remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than 5 Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Subordinated Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered in response to the Repurchase Offer. Payment for any Senior Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Notes pursuant to the Repurchase Offer.

         Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event (as defined below), as the case may be and shall state:

         (a) that the Repurchase Offer is being made pursuant to this Section
    3.09 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Senior Subordinated Note purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Senior Subordinated Note purchased;

         (f) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Repurchase Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

         (h) that, if the aggregate principal amount of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

         On (or at the Company's election, before) the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Notes or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than 5 days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All Senior Subordinated Notes or portions thereof purchased pursuant to the Repurchase Offer will be cancelled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than 5 Business Days after the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.   PAYMENT OF SENIOR SUBORDINATED NOTES.

         The Company shall pay or cause to be paid the principal of, interest on, and other premiums, if any, on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest shall be considered paid on the applicable date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, or other premiums, if any, at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

           The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.   REPORTS.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Subordinated Notes are outstanding, the Company shall furnish to the Holders of Senior Subordinated Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA [section] 3.14(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (b) For so long as any Senior Subordinated Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, whether to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and whether any Default or Event of Default shall have occurred under this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, Liquidated Damages, if any, and other premiums, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default (and, in any event, no later than five days after such Officer shall become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default), an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or final maturity date, any Indebtedness that is subordinated to the Senior Subordinated Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such Restricted Payment, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the date of this Indenture, is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from February 1, 1997 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition but only to the extent not included in subclause (1) of this clause (c)).

    The foregoing provisions will not apply to the following transactions:

         (i) the payments and applications of the proceeds to be received by the Company from the issuance of the Senior Subordinated Notes and as described under "Use of Proceeds" in the Offering Memorandum; (ii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option or similar employee incentive arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company (or any of its Restricted Subsidiaries) during any such twelve-month period from any issuance of Equity Interests by the Company (or any of its Restricted Subsidiaries) to members of management of the Company (or any of its Restricted Subsidiaries) (provided, that such proceeds are excluded from clause (c) of the preceding paragraph); and provided, further, that such repurchase, redemption or other acquisition or retirement may not include any Equity Interests owned, directly or indirectly, by the Principals; (iii) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (v) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; provided further, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the

Company or any of its Restricted Subsidiaries on its (1) Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Bank Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Bank Credit Facility in effect on the date of this Indenture, (c) this Indenture and the Senior Subordinated Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired and (h) restrictions relating to a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financing.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

         The foregoing provisions will not apply to:

         (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Facility in an aggregate principal amount not to exceed $50.0 million at any one time outstanding less any Net Proceeds of Asset Sales applied to permanently reduce the Bank Credit Facility pursuant to the provisions described in Section 4.10;

         (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

         (iii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Senior Subordinated Notes and the Guarantees thereof by any Restricted Subsidiaries pursuant to the provisions in Section
12.01 hereof;

         (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

         (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v), does not exceed $5.0 million;

         (vi) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or any sale or other transfer of any such Indebtedness to a Person that is neither the Company, or a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

         (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred;

         (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, that if, and to the extent any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

         (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding; and

         (x) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $7.5 million at any time outstanding.

SECTION 4.10.   ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

         Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds (i) to permanently reduce Senior Debt of the Company or such Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto), or (ii) to make capital expenditures or acquire long-term assets in the same line of business as the Company was engaged in immediately prior to such Asset Sale or, in the case of a sale of accounts receivable in connection with any accounts receivable financing, for working capital purposes. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall make an offer to all Holders of Senior Subordinated Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof and this
Section 4.10. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The occurrence of an Excess Proceeds Offer Triggering Event could result in a default under the Senior Debt of the Company.

SECTION 4.11.   TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion, except with respect to transactions in the ordinary course of business and consistent with past practice between the Company or any of its Restricted Subsidiaries and Four M Corporation, Creative Expressions Group, Inc. or any of their respective subsidiaries; provided that (1) the Indenture of Lease dated as of January 1, 1995, between Dennis Mehiel, as landlord, and the Company, as tenant, relating to the Company's Jacksonville, Florida facility located in Duval County, Florida, viz., (x) Parcel A: Gov't lot 2, [section]13, Township 2 south, Range 25 East and (y) Parcel B: Easement created as per Easement Agreement, dated August 29, 1979, the portion of which is found at Gov't lot 2, [section]13, Township 2 South, Range 25 east) except for any purchases of property by the Company that may arise thereunder; (2) any employment agreement entered into between any Person and the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary in an amount not to exceed $500,000 per annum; (3) transactions between or among the Company and its Restricted Subsidiaries and (4) Restricted Payments and Permitted Investments that are permitted by Section 4.07 of this Indenture in each case shall not be deemed Affiliate Transactions.

SECTION 4.12.   LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.   CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

SECTION 4.14.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase the Senior Subordinated Notes pursuant to the procedures required by this Indenture and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by this covenant. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

         (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided, that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The occurrence of a Change of Control could result in a default under the Senior Debt of the Company. In addition, the Senior Debt could restrict the Company's ability to repurchase Senior Subordinated Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Senior Subordinated Notes, the Company could seek the consent of its lenders to the repurchase of Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Senior Subordinated Notes. In such case, the Company's failure to make a Change of Control Offer or to repurchase the Senior Subordinated Notes tendered in a Change of Control Offer would constitute an Event of Default under this Indenture, which could, in turn, constitute a default under the Senior Debt. In such circumstances, the subordination provisions in Article 10 of this Indenture would likely restrict payments to the Holders of Senior Subordinated Notes. Finally, the Company's ability to repurchase Senior Subordinated Notes upon a Change of Control may be limited by the Company's then existing financial resources.

         (c) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.   ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Company (i) shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries and (b) such transaction is conducted in accordance with Section
4.10 hereof and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if required by law, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.16.   OTHER SENIOR SUBORDINATED DEBT.

         Neither the Company nor any of its Restricted Subsidiaries shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company or such Restricted Subsidiary, as the case may be, and senior in any respect in right of payment to the Senior Subordinated Notes or such Restricted Subsidiary's Guarantee.

SECTION 4.17.   SUBSIDIARY GUARANTEES.

         If the Company or any of its Restricted Subsidiaries shall acquire or create a Subsidiary after the date of this Indenture, such newly acquired or created subsidiary shall execute a Guarantee (a "Subsidiary Guarantee") and deliver an opinion of counsel in accordance with the terms of this Indenture; provided, that this Section 4.17 shall not apply to (i) a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financings; and
(ii) any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.


SECTION 4.18.   PAYMENTS FOR CONSENT.

           The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to an amendment in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless: (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Subordinated Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

              (a) default for 30 days in the payment when due of interest on the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 of this Indenture);

              (b) default in payment when due of the principal of or premium, or Liquidated Damages, if any, on the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 of this Indenture);

              (c) failure by the Company to comply with Sections 4.07, 4.09,
         4.10 and 4.14;

              (d) failure by the Company for 30 days after notice to comply with any of its other agreements in this Indenture or the Senior Subordinated Notes;

              (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in respect of such Indebtedness (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

              (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (1) any creditor commences enforcement proceedings upon any such judgment or (2) such judgments are not paid, discharged or stayed for a period of 45 days; and

              (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                   (i) commences a voluntary case,

                   (ii) consents to the entry of an order for relief against it in an involuntary case,

                   (iii) consents to the appointment of a custodian of it or
              for all or substantially all of its property,

                   (iv) makes a general assignment for the benefit of its
              creditors, or

                   (v) generally is not paying its debts as they become due; or

              (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (i) is for relief against the Company or any of its
              Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                   (ii) appoints a custodian of the Company or any of its
              Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                   (iii) orders the liquidation of the Company or any of its
              Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.   ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs, all outstanding Senior Subordinated Notes shall be due and payable immediately without further action or notice. Holders of the Senior Subordinated Notes may not enforce this Indenture or the Senior Subordinated Notes except as provided in this Indenture. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes. If an Event of Default occurs prior to March 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Subordinated Notes prior to such date, then, upon acceleration of the Senior Subordinated Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 1 of the years set forth below, as set forth below (expressed as a percentage of the accreted value to the date of payment that would otherwise be due but for the provisions of this sentence):

              YEAR                                            PERCENTAGE
              ----                                            ----------
              1997.........................................    112.663%
              1998.........................................    111.080%
              1999.........................................    109.498%
              2000.........................................    107.915%
              2001.........................................    106.333%

SECTION 6.03.   OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest on, Liquidated Damages, if any, or any other premiums, if any, on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

         Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee (and without notice to any other Holders) may on behalf of the Holders of all of the Senior Subordinated Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Notes or that may involve the Trustee in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

         A Holder of a Senior Subordinated Note may pursue a remedy with respect to this Indenture or the Senior Subordinated Notes only if:

         (a) the Holder of a Senior Subordinated Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Senior Subordinated Note or Holders of Senior Subordinated Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Subordinated Note may not use this Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

SECTION 6.07.   RIGHTS OF HOLDERS OF SENIOR SUBORDINATED NOTES TO RECEIVE
                PAYMENT.

         Notwithstanding any other provision of this Indenture, but subject to the provisions of Sections 6.04 and 6.06, the right of any Holder of a Senior Subordinated Note to receive payment of principal, interest, Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, Liquidated Damages, if any, or other premiums, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest along with such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized (a) to file proofs of claim for the whole amount of the principal of, Liquidated Damages, if any, and other premiums, if any, and interest on the Senior Subordinated Notes and to file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Subordinated Notes allowed in such judicial proceedings and (b) to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, prior to any payment to such Holder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

         If the Trustee collects any money pursuant to this Section 6.10, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, interest, Liquidated Damages, if any, other premiums, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, interest, Liquidated Damages, if any, or other premiums, if any, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Notes pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

         (a) Subject to Section 7.01(b)(ii), the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         (j) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Senior Subordinated Notes and this Indenture.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes. Furthermore, it shall not be accountable for the Company's Use of the Proceeds from the Offering other than as specified under Section 4.07 hereof but in no event shall the Trustee be responsible or accountable to any Person including a Holder for the actual use or application of any money paid to the Company, or upon the Company's direction to any Person or otherwise under any provision of this Indenture; nor shall it be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any registration statement for the Senior Subordinated Notes (other than statements in any Form T-1 filed with the SEC under the TIA) or in this Indenture other than its certificate of authentication. Finally, the Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

SECTION 7.05.   NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, Liquidated Damages or interest on any Senior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SUBORDINATED NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA [section] 313(a) (but if no event described in TIA [section] 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA [section] 313(b). The Trustee shall also transmit by mail all reports as required by TIA [section] 313(c).

         A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes shall be mailed to the Company and filed with the SEC, if accepted, and each stock exchange on which the Senior Subordinated Notes are listed in accordance with TIA [section] 313(d). The Company shall promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services in accordance with any provision of this Indenture as the parties shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA [section] 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company at least 45 days prior to the date of the proposed resignation. The Holders of Senior Subordinated Notes of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian, receiver or public officer takes charge of the Trustee or its property; or

         (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Subordinated Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Senior Subordinated Note who has been a Holder of a Senior Subordinated Note for at least six months, fails to comply with Section 7.10, such

Holder of a Senior Subordinated Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA [section] 310(a)(1), (2) and (5). The Trustee shall comply with TIA [section] 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee shall comply with TIA [section] 311(a), excluding any creditor relationship listed in TIA [section] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [section] 311(a) to the extent indicated therein.

SECTION 7.12.   MAY HOLD SENIOR SUBORDINATED NOTES.

         The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Senior Subordinated Notes and, subject to Sections 6.08 and 6.09, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.13.   TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.

         Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Senior Subordinated Notes or Guarantees, as the case may be, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on Senior Subordinated Notes when such payments are due from the trust described in Section 8.04 hereof, (b) the Company's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 5.01
and 5.02 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof and Sections 6.01(c) through 6.01(h) shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Subordinated Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Senior Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

              (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, interest, Liquidated Damages, if any, or other premiums, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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

SECTION 8.06.   REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest, on Liquidated Damages, and other premiums, if any, on any Senior Subordinated Note and remaining unclaimed for two years after such principal, interest, Liquidated Damages, and other premiums, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

         Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Senior Subordinated Notes without the consent of any Holder of a Senior Subordinated Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

         (c) to provide for the assumption of the Company's obligations to Holders of Senior Subordinated Notes in the case of a merger or consolidation pursuant to Section 5.01 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of Senior Subordinated Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

         Except as provided below in this Section 9.02, this Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Senior Subordinated Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, interest or, Liquidated Damages, if any, on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Subordinated Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

              (a) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

              (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Senior Subordinated Note;

              (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

              (e) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

              (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes;

              (g) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required Section 4.10 or 4.14 hereof); or

              (h) make any change in the foregoing amendment and waiver provisions.

         In addition, any amendment to the provisions of Article 10 of this Indenture (which relate to Subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Senior Subordinated Notes then outstanding if such Amendment would adversely affect the rights of Holders of the Senior Subordinated Notes.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior

Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Company in exchange for all Senior Subordinated Notes may issue and the Trustee shall authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note agrees, that the Subordinated Obligations (as defined in Section 10.02) are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Obligations with respect to Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.  CERTAIN DEFINITIONS.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

         "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Representative" means, with respect to any Senior Debt, the agent or other representative(s), if any, of holders of such Senior Debt.

         "Senior Agent" means (i) until all Indebtedness under the Bank Credit Facility is paid in full in cash, the agent (or the institution performing similar functions) under the Bank Credit Facility and (ii) if all Indebtedness under the Bank Credit Facility has been paid in full, the Person (or representative of the Persons) holding the greatest amount of Senior Debt.

         "Subordinated Obligations" means all Indebtedness and other Obligations of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing under or in respect of the Senior Subordinated Notes (pursuant to the terms thereof or any other agreement or instrument relating thereto) or this Indenture, other than payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof, which obligations, in each case, shall not constitute Subordinated Obligations.

SECTION 10.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in an Insolvency or Liquidation Proceeding relating to the Company or its property;

              (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including Post-Petition Interest) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment with respect to the Senior Subordinated Notes; and

              (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any distribution to which Holders of Senior Subordinated Notes would be entitled but for this Article shall be made to holders of such Senior Debt (except that Holders may receive securities that are subordinated to at least the same extent as the Senior Subordinated Notes to Senior Debt of the Company and any securities issued in exchange for Senior Debt of the Company and payments made from any defeasance trust created pursuant to Article 8 hereof).

SECTION 10.04.  DEFAULT ON SENIOR DEBT.

         (a) The Company may not make any payment or distribution upon or in respect of the Senior Subordinated Notes (except in such subordinated securities or from any defeasance trust created pursuant to Article 8 hereof) if:

              (i) a default in the payment of the principal of or premium or interest on Designated Senior Debt of the Company occurs and is continuing beyond any applicable period of grace; or

              (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt;

         (b) if the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) 360 days shall have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of and premium, interest and Liquidated Damages, if any, on the Senior Subordinated Notes that have come due have been paid in full in cash. Further, no nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         (c) The Company may and shall resume payments on the Senior Subordinated Notes upon:

              (i) in the case of a default referred to in Section 10.04(i) hereof, the date upon which such default is cured or waived, or

              (ii) in the case of a default referred to in Section 10.04(ii) hereof, the earlier of the date upon which the default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt has been accelerated.

SECTION 10.05.  ACCELERATION OF SENIOR SUBORDINATED NOTES.

         The Company shall promptly notify holders of Senior Debt of the Company if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.

SECTION 10.06.  WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder of Senior Subordinated Notes receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt of the Company as their interests may appear under the Indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as set forth in a writing provided to the Trustee and consented to by all Representatives of the holders of Senior Debt of the Company, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving affect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Senior Subordinated Notes of the Company or any other Person money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article 10 prohibit such payment.

SECTION 10.07.  NOTICE.

         The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt of the Company as provided in this Article.

SECTION 10.08.  SUBROGATION.

         After all Senior Debt of the Company is paid in full in cash and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article to holders of Senior Debt of the Company that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Company and Holders of Senior Subordinated Notes, a payment by the Company on the Senior Subordinated Notes.

SECTION 10.09.  RELATIVE RIGHTS.

         This Article defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

              (1) impair, as between the Company and Holders of Senior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal, interest and Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Notes in accordance with their terms;

              (2) affect the relative rights of Holders of Senior Subordinated Notes and creditors of the Company other than their rights in relation to holders of such Senior Debt; or

              (3) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of owners of such Senior Debt to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes.

         If the Company fails because of this Article to pay principal, interest, Liquidated Damages, if any, or other premiums, if any, on a Senior Subordinated Note on the due date (subject to any grace periods provided in Section 6.01), the failure is still a Default or Event of Default.

SECTION 10.10.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         (a) No right of any holder of Senior Debt of the Company to enforce the subordination of the Subordinated Obligations shall be impaired by any act or failure to act by the Company or any Holder of the Senior Subordinated Notes or the failure of the Company or any Holder of the Senior Subordinated Notes to comply with this Indenture.

         (b) Without in any way limiting Section 10.10(a), the holders of any Senior Debt of the Company may at any time and from time to time, without the consent of or notice to any Holders of the

Senior Subordinated Notes, without incurring any liabilities to any such Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt (even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, but subject to the proviso contained in the first sentence, and to the second sentence, of the definition of "Senior Debt,") do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (1) the terms of such Senior Debt, (2) any security for, or any guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability incurred in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted; (v) exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person; and (vi) elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability incurred in respect to such Senior Debt.

SECTION 10.11.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 10, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, the Senior Agent, one or more holders of Senior Debt of the Company or a Representative of any holders of Senior Debt of the Company; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Debt (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee or Paying Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Only the Company, a Representative or a holder of Senior Debt of the Company that has no Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of the Senior Subordinated Notes by the Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Senior Agent is hereby authorized to file an appropriate claim for and on behalf of the Holders of such Senior Subordinated Notes.

SECTION 10.14.  PAYMENT.

         For all purposes of this Article 10, a "payment or distribution on account of Subordinated Obligations" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance (other than payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof) or acquisition of any such Senior Subordinated Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness or Obligation being subordinated or any Subordinated Obligations, and any direct or indirect payment or recovery on any claim (including claims for Liquidated Damages, if any,) relating to or arising out of this Indenture, the Senior Subordinated Notes or the issuance Notes.

SECTION 10.15.  DEFEASANCE OF THIS ARTICLE 10.

         The subordination of the Senior Subordinated Notes provided by this
Article 10 is expressly made subject to the provisions for defeasance in
Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance (provided that any deposit pursuant to Article 8 was not prohibited by this Article 10 or any other instrument or agreement governing any Senior Debt of the Company and did not constitute a default under any such instrument or agreement), the Senior Subordinated Notes then outstanding shall thereupon cease to be subordinated pursuant to this
Article 10; provided, however, that if the Company's obligations under this Indenture and the such Senior Subordinated Notes are revived and reinstated in accordance with the terms of Section 8.07 hereof, the subordination provisions of this Article 10 shall be revived and reinstated with respect to all Subordinated Obligations.

SECTION 10.16.  NO CLAIMS AGAINST SUBSIDIARIES.

         The Company and the Holders acknowledge and agree as follows: (a) the Senior Subordinated Notes are an obligation of the Company only, and the Holders thereof have, and will have, no claim, right or demand against any Subsidiary of the Company or any assets or properties of any Subsidiary of the Company on or in respect of the such Senior Subordinated Notes except to the extent that any Subsidiary is a Guarantor thereunder; (b) the Company is, and is capitalized as, a separate legal entity such that any claim, right or demand by the Holders of the Senior Subordinated Notes with respect to the assets and properties of any Subsidiary of the Company would be solely as a creditor of a direct or indirect shareholder of such Subsidiary except to the extent that any Subsidiary is a Guarantor thereunder, and that such arrangement has been relied upon by and is for the benefit of holders of Senior Debt of the Company or any Guarantor thereunder; and (c) the Company's direct and indirect Subsidiaries have no obligation to pay dividends to or to make investments in the Company, for the purpose of funding payment obligations of the Company to the Holders of the Senior Subordinated Notes or otherwise.

SECTION 10.17.  AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the Senior Debt of the Company.

SECTION 10.18.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Senior Subordinated Debt or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless a Responsible Officer shall have received notice to that effect at the address of the Trustee set forth in Section 11.02. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Section and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

SECTION 10.19. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee or any Paying Agent in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA [section]318(c), the imposed duties shall control.

SECTION 11.02.  NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

           If to the Company:

                The Fonda Group, Inc.
                115 Stevens Avenue
                Valhalla, New York 10595
                Telecopier No.: (914) 749-3285
                Attention:  Harvey L. Friedman, Esq.

           With a copy to:

                Kramer, Levin, Naftalis & Frankel
                919 Third Avenue
                New York, NY 10022
                Telecopier No.:  (212) 715-8000
                Attention:  Michael S. Nelson, Esq.

           If to the Trustee:

                The Bank of New York
                101 Barclay Street, Floor 21 West
                New York, New York 10286
                Telecopier No.: (212) 815-5915
                Attention: Corporate Trust Administration

         The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA [section] 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR SUBORDINATED NOTES WITH OTHER HOLDERS OF SENIOR SUBORDINATED NOTES.

         Holders may communicate pursuant to TIA [section] 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA [section] 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA [section] 314(a)(4)) shall comply with the provisions of TIA [section] 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.  "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION 11.08. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any Obligations of the Company under the Senior Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.09.  GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE GUARANTEE, IF ANY, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

SECTION 11.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Senior Subordinated Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.  SEVERABILITY.

         In case any provision in this Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                   ARTICLE 12
                     GUARANTEE OF SENIOR SUBORDINATED NOTES

SECTION 12.01.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         (a) On the date of this Indenture, all existing Restricted Subsidiaries of the Company shall execute a Guarantee in substantially the form of Exhibit C (a "Subsidiary Guarantee").

         (b) After the date of this Indenture, if the Company, or any of its Restricted Subsidiaries, shall acquire or create a Restricted Subsidiary, then such Subsidiary shall execute a Subsidiary Guarantee, except that this requirement shall not apply to (i) a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financing; and (ii) any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with Sections 1.01 and 4.07 for so long as it continues to constitute an Unrestricted Subsidiary. Such Guarantee shall be substantially in the form of Exhibit C and shall be accompanied by a Supplemental Indenture substantially in the form of Exhibit D, along with such other opinions, certificates and documents as are required under this Indenture.

         (c) Except as provided for under the immediately following section, a Guarantor shall be subject to the provisions of this Indenture from the date of the Supplemental Indenture to which its Guarantee relates and until such time as it has been properly designated as an Unrestricted Subsidiary in accordance with Sections 1.01 and 4.07 hereof.

SECTION 12.02. SUBORDINATION OF GUARANTEE; GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 12 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors in respect of any Subsidiary Guarantee only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to this Indenture, including
Article 10 hereof.

         (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in the Senior Subordinated Notes shall prevent (i) any consolidation or merger of a Guarantor with or into the Company or any other Guarantor or (ii) any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.

         (c) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture and in form and substance reasonably satisfactory to the Trustee, under the Senior Subordinated Notes, and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; provided, that the foregoing provisions will not restrict the ability of a Restricted Subsidiary to consolidate or merge with the Company or another Restricted Subsidiary.

         (d) In the event of a sale or other disposition of all of the assets of any Guarantor (other than to or with the Company or another Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

         (e) In the event the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, then such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that such designation is conducted in accordance with Sections 1.01 and 4.07 hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of February 27, 1997          THE FONDA GROUP, INC.


                                       By: /s/ Hans H. Heinsen
                                          -----------------------------------
                                          Name:  Hans H. Heinsen
                                          Title: Chief Financial Officer





Dated as of February 27, 1997         THE BANK OF NEW YORK, as
                                           Trustee


                                       By: /s/ Marie E. Trimboli
                                          -----------------------------------
                                          Name:  Marie E. Trimboli
                                          Title: Assistant Treasurer

                                   Exhibit A

===============================================================================

                       (Face of Senior Subordinated Note)

                 9 1/2% Series A Senior Subordinated Notes due 2007

No.
CUSIP No.                                                        $__________


                             THE FONDA GROUP, INC.

         promises to pay to the order of Cede & Co.

         or registered assigns,

         the principal sum of

                 on March 1, 2007.

         Interest Payment Dates:  March 1 and September 1

         Record Dates:  February 15 and August 15


                                              THE FONDA GROUP, INC.


                                               By:_____________________________
                                                  Name:  Hans H. Heinsen
                                                  Title: Chief Financial Oficer

                                               By:_____________________________
                                                  Name:  Harvey L. Friedman
                                                  Title: Secretary



This is one of the
Senior Subordinated Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:__________________________________
   Name:
   Title:

Dated: February __, 1997

===============================================================================

                       (Back of Senior Subordinated Note)

               9 1/2% Series A Senior Subordinated Notes due 2007


         Unless and until it is exchanged in whole or in part for Senior Subordinated Notes in definitive form, this Senior Subordinated Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


              THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


--------------
1. This paragraph should be included only if the Senior Subordinated Note is issued in global form.

         1. INTEREST. Interest on the Senior Subordinated Notes will accrue at the rate of 9 1/2% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 1997 (each such date, an "Interest Payment Date"), to Holders of record on the immediately preceding February 15 and August 15. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, interest on, Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and, Liquidated Damages or other premiums, if any, may be made by check mailed to the Holders of the Senior Subordinated Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Notes; provided that all payments with respect to Senior Subordinated Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Senior Subordinated Notes will be issued in denominations of $1,000 and integral multiples thereof.

         2. METHOD OF PAYMENT. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) and, Liquidated Damages, if any, or any other premiums, if any, to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of the Senior Subordinated Notes represented by the Global Note (including principal, premium, interest and liquidated damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Company will make all payments in respect of the Senior Subordinated Notes (including principal, premium, interest and liquidated damages, if any), by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Senior Subordinated Notes under an Indenture dated as of February 27, 1997 ("Indenture") between the Company and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code [section][section] 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Notes are unsecured obligations of the Company limited to $120.0 million in aggregate principal amount and will mature on March 1, 2007.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in clauses (b) and (c) of this paragraph 5, the Senior Subordinated Notes will not be redeemable at the Company's option prior to March 1, 2002. Thereafter, the Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                YEAR                                             PERCENTAGE

                2002..........................................    104.750%
                2003..........................................    103.166%
                2004..........................................    101.583%
                2005 and thereafter...........................    100.0%

         (b) Notwithstanding the foregoing, at any time prior to March 1, 2000, the Company may redeem up to one-third in aggregate principal amount of Senior Subordinated Notes at a redemption price of 109.5% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of any Public Offering of Common Stock of the Company; provided that at least two-thirds in aggregate principal amount of the Senior Subordinated Notes originally issued under this Indenture remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days following the date of the closing of such Public Offering.

         (c) Upon the occurrence of a Change of Control prior to March 1, 2002, the Company, at its option, may redeem all, but not less than all, of the outstanding Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "Change of Control Redemption"). The Company shall give not less than 30 nor more than 60 days' notice of such redemption within 30 days following a Change of Control.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

         7.  REPURCHASE AT OPTION OF HOLDER.

         Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase the Senior Subordinated Notes pursuant to the procedures required by the Indenture and described in such notice; provided that, prior to complying with the applicable provisions of the Indenture, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Senior Subordinated Notes required by the Indenture. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided, that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

         When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall make an offer to all Holders of Senior Subordinated Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages if any, thereon to the date of purchase, in accordance with the procedures set forth in Sections 3.09 hereof and Section 4.10 of the Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes, and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes. Without the consent of any Holder of a Senior Subordinated Note, the Indenture or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Subordinated Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Subordinated Notes;
(ii) default in payment when due of the principal of or premium or Liquidated Damages, if any, on the Senior Subordinated Notes; (iii) failure by the Company to comply with Sections 4.07, 4.09, 4.10 and 4.14 of the Indenture; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Senior Subordinated Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in respect of such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 45 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

         If any Event of Default (other than an Event of Default specified in clause (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (vii) above, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders of Senior Subordinated Notes may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes, by written notice to the Trustee, may on behalf of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all Events of Default (except nonpayment of principal, interest or premium that has become due solely because of acceleration) have been cured or waived. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes. If an Event of Default occurs prior to March 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Subordinated Notes prior to such date, then, upon acceleration of the Senior Subordinated Notes, an additional premium shall also become immediately due and payable to the extent permitted by law.

         The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes, including in connection with an offer to purchase; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

         15. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of February __, 1997 between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, and/or the Registration Rights Agreement. Requests may be made to:

                   The Fonda Group, Inc.
                   115 Stevens Avenue
                   Valhalla, New York 10595
                   Attention:  Harvey L. Friedman, Esq.

                                ASSIGNMENT FORM


         To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to


                 (Insert assignee's soc. sec. or tax I.D. no.)










             (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.



Date:

                                Your Signature:
                   (Sign exactly as your name appears on the
                    face of this Senior Subordinated Note)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

         [ ] Section 4.10                        [ ] Section 4.14

         If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________


Date:                             Your Signature:
                               (Sign exactly as your name appears on the
                                Senior Subordinated Note)

                                  Tax Identification No.:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE (2)

         The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                                                         Signature of
                                                                         Principal Amount of this    authorized officer of
                       Amount of decrease in    Amount of increase in         Global Note              Trustee or Senior
                        Principal Amount of      Principal Amount of     following such decrease       Subordinated Note
  Date of Exchange       this Global Note         this Global Note            (or increase)                Custodian
--------------------  -----------------------  -----------------------  --------------------------  -----------------------



--------------
2 This should be included only if the Senior Subordinated Note is issued in global form.

===============================================================================

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SENIOR SUBORDINATED NOTES

Re:  9 1/2% Senior Subordinated Notes due 2007 of The Fonda Group, Inc.

         This Certificate relates to $_____ principal amount of Senior Subordinated Notes held in * ________ book-entry or *_______ definitive form by ________________ (the "Transferor").

The Transferor*:

    [ ]      has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Senior Subordinated Note or Senior Subordinated Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

    [ ]      has requested the Trustee by written order to exchange or register the transfer of a Senior Subordinated Note or Senior Subordinated Notes.

             In connection with such request and in respect of each such Senior Subordinated Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Senior Subordinated Notes and as provided in Section 2.06 of such Indenture, the transfer of this Senior Subordinated Note does not require registration under the Securities Act (as defined below) because:*

    [ ]      Such Senior Subordinated Note is being acquired for the
Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

    [ ] Such Senior Subordinated Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of
Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or
Section 2.06(d)(i)(B) of the Indenture.)

--------------
* Check applicable box.

    [ ]      Such Senior Subordinated Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

    [ ]      Such Senior Subordinated Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).


                                            -----------------------------------
                                            Name of Transferor:


                                            By:
                                               --------------------------------


Date:
     -----------------------------



---------------
* Check applicable box.

                                  EXHIBIT C
                         FORM OF SUBSIDIARY GUARANTEE

   Each of the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal, interest, premium and Liquidated Damages, if any, on the Senior Subordinated Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, interest, premium and Liquidated Damages, if any, on the Senior Subordinated Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

   The Obligations of the Guarantors to the Holders of the Senior
Subordinated Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 12 of the Indenture are incorporated herein by reference.

   This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Senior Subordinated Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Subordinated Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Subordinated Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

   In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

   This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

   Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                      By:

                                      Name:

                                      Title:

                                                                      EXHIBIT D

------------------------------------------------------------------------------

                             The Fonda Group, Inc.

                                      and

                          the Guarantors named herein

                                      and

                             The Bank of New York

                                    Trustee

                             --------------------

                        FORM OF SUPPLEMENTAL INDENTURE
                     AND AMENDMENT -- SUBSIDIARY GUARANTEE

                         Dated as of           ,

                             --------------------

                                 $120,000,000

                       9 1/2% Senior Subordinated Notes
                                   due 2007

------------------------------------------------------------------------------

         This SUPPLEMENTAL INDENTURE dated as of          ,     , among THE
FONDA GROUP, INC., a Delaware corporation (the "Company"), each party identified under the caption "Guarantor" on the signature pages hereto (the "Guarantor") and The Bank of New York, a New York banking corporation, as Trustee.

                                   RECITALS

         WHEREAS, the Company, any and all Guarantors and the Trustee entered
into an Indenture, dated as of            , 1997 (the "Indenture"), pursuant to
which the Company issued $120,000,000 in principal amount of    . % Senior
Subordinated Notes due 2007 (the "Senior Subordinated Notes"); and

         WHEREAS, Section 9.01(e) of the Indenture provides that the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture in order to execute a Subsidiary Guarantee to comply with Section 12.01 thereof without the consent of the Holders of the Senior Subordinated Notes; and

         WHEREAS, pursuant to Section 12.01 of the Indenture, a Guarantor must execute a Subsidiary Guarantee and a Supplemental Indenture.

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, the Guarantor and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantor and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantor, and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Senior Subordinated Notes as follows:

                                   ARTICLE 1.

         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantor, and the Trustee.

                                   ARTICLE 2.

         Section 2.01. From this date, in accordance with Section 12.01 and by executing this Supplemental Indenture and the accompanying Subsidiary Guarantee (a copy of which is attached hereto), the Guarantor(s) whose signature appears below is subject to the provisions of the Indenture to the extent provided for in Article 12 thereunder.

         Section 2.02. The Subsidiary Guarantee constitutes a part of the Senior Subordinated Note as soon as the certificate of authentication has been executed by the Trustee.

                                   ARTICLE 3.

         Section 3.01. Except as specifically modified herein, the Indenture and the Senior Subordinated Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law. The Trustee, the Company and the Guarantor each agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

         Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                   THE FONDA GROUP, INC.

                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------



                                   GUARANTOR

                                   [                                           ]

                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------



                                   TRUSTEE

                                   THE BANK OF NEW YORK, as Trustee


                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------